Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 13, 2006, in the Post-Effective Amendment No.1 to the Registration Statement (Form S-11 No. 333-128816) and related Prospectus of JER Investors Trust Inc. dated April 4, 2006.

/s/ Ernst & Young LLP

McLean, Virginia
March 29, 2006